                                        Registration Statement No. 33 ________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933
                          NORTHERN TRUST CORPORATION
              (Exact name of issuer as specified in its charter)

     Delaware                                           36-2723087
(State of Incorporation)                     (IRS Employer Identification No.)
               50 South LaSalle Street, Chicago, Illinois 60675

               THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN
                             (Full Title of Plan)

William N. Setterstrom                              Peter L. Rossiter, Esq.
The Northern Trust Company                          Rossiter, Ritchie & Porter
50 South LaSalle Street                             50 South LaSalle Street
Chicago, Illinois 60675                             Chicago, Illinois 60675
                  (Names and Addresses of Agents for Service)
                                (312) 630-6000
------------------------------------------------------------------------------
        (Telephone number, including area codes, of agents for service)
         Approximate Date of Commencement of Proposed Sale to Public:
                   From time to time in accordance with the
                     terms of this Registration Statement

                        CALCULATION OF REGISTRATION FEE
                                       Proposed    Proposed
                                       Maximum      Maximum
                             Amount    Offering    Aggregate     Amount of
Title of Securities          To Be     Price Per    Offering     Registration
to be Registered           Registered    Share       Price           Fee
[S]                        [C]         [C]        [C]            [C]
Common Stock,
$1.66 2/3 par value    186,697.78(1)  53.5625(1)  $10,000,000(1)  3,448.30(1)

Interests in the Plan            (2)         (2)             (2)          (2)

(1) These shares of Common Stock represent the additional number of shares of Common Stock with respect to which benefits may be granted under the Thrift-Incentive Plan. The shares are to be offered at prices not presently determinable. Pursuant to Rule 457(g), the offering price is estimated solely for the purpose of determining the registration fee and is based on the February 6, 1996 edition of The Wall Street Journal, which quoted Northern Trust Corporation Common Stock at 53 3/4 high and 53 3/8 low.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             GENERAL INSTRUCTIONS

E.   REGISTRATION OF ADDITIONAL SECURITIES

     The contents of the registration statement on Form S-8 (File No. 33-20362) filed by the registrant with the Securities and Exchange Commission on March 25, 1988 registering its Common Stock, $3.33 1/3 (currently $1.66 2/3) par value per share, issuable pursuant to The Northern Trust Company Thrift-Incentive Plan ("TIP"), the contents of Post-Effective Amendment No. 1 thereto, filed by the registrant with the Securities and Exchange Commission on June 6, 1988, the contents of the registration statement on Form S-8 (File No. 33-41501) filed by the registrant with the Securities and Exchange Commission on July 1, 1991 and the contents of the registration statement on Form S-8 (File No. 33-51971) filed with the Securities and Exchange Commission on January 20, 1994, registering its common stock, $1.66 2/3 par value per share, issuable pursuant to TIP, are hereby incorporated by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statement and post effective Amendment No. 1 thereto of the registrant on Form S-8 (File No. 33-20362) and the registration statements of the registrant on Form S-8 (Files No. 33-41501 and 33-51971), each of which are incorporated herein by reference.

ITEM 8. EXHIBITS.

     The Exhibits filed herewith are set forth on the exhibit index filed as part of this Registration Statement on page S-5 hereof.

                                  SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 8th day of February, 1996.

                                           NORTHERN TRUST CORPORATION
                                           By /s/ Peter L. Rossiter
                                             ---------------------------
                                           Peter L. Rossiter
                                           Executive Vice President
                                           General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of February, 1996.


SIGNATURE                       TITLE

WILLIAM A. OSBORN*              Chairman of the Board
------------------------        President, Chief Executive
William A. Osborn               Officer and Director


BARRY G. HASTINGS*              President, Chief Operating
------------------------        Officer and Director
Barry G. Hastings


PERRY R. PERO*                  Senior Executive Vice President
------------------------        and Chief Financial Officer
Perry R. Pero


HARRY W. SHORT*                 Senior Vice President
------------------------        and Controller
Harry W. Short


ROBERT S. HAMADA*               Director
------------------------
Robert S. Hamada


ROBERT A. HELMAN*               Director
------------------------
Robert A. Helman


ARTHUR L. KELLY*                Director
------------------------
Arthur L. Kelly

SIGNATURE                       TITLE

HAROLD BYRON SMITH, JR.*        Director
------------------------
Harold Byron Smith, Jr.


BIDE L. THOMAS*                 Director
------------------------
Bide L. Thomas


     *Peter L. Rossiter, pursuant to powers of attorney duly executed by each of the above Directors of Northern Trust Corporation and filed with the Securities and Exchange Commission in Washington, D.C., hereby executes this registration statement on behalf of each of the persons named above in the capacity set forth opposite his name.

/s/ Peter L. Rossiter
------------------------                February 8, 1996
    Peter L. Rossiter
   (Attorney-in-fact)

                                   THE PLAN


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 8th day of February, 1996.


                               THE NORTHERN TRUST COMPANY
                               THRIFT-INCENTIVE PLAN

                               By /s/ William N. Setterstrom
                                 ----------------------------------------
                               William N. Setterstrom
                               Chairman, Employee Benefit Administrative
                               Committee
                               Senior Vice President,
                               The Northern Trust Company

                                 EXHIBIT INDEX


                                                              SEQUENTIAL
EXHIBITS                                                      PAGE NO.
--------                                                      --------

 4.1      Portions of Restated Certificate of
          Incorporation of the Registrant, as amended,
          defining the rights of holders of its Common
          Stock                                               Previously Filed

 4.2      The Northern Trust Company
          Thrift-Incentive Plan, as amended

 4.3      The Northern Trust Company
          Thrift-Incentive Plan Trust

 4.4      Beneficiary Designation                             Previously Filed

 4.5      Financial Hardship Withdrawal Request Form

 4.6      Withdrawal Direct Rollover Form

 4.7      Tax Notice Regarding  Withdrawals                   Previously Filed

 4.8      Payout Authorization Form for Employee
          Terminating Service

 4.9      Tax Notice Regarding Distributions

 4.10     Loan Administration Guidelines                      Previously Filed

 4.11     Promissory Note and Truth-in-Lending
          Disclosure Statement

 4.12     Rollover Request and Related Documents

                                                              SEQUENTIAL
EXHIBITS                                                      PAGE NO.
--------                                                      --------

 4.13     Northern Express and TIP Transaction Guide

 4.14     TIP Sourcebook

 5.0      Opinion of Rossiter, Ritchie & Porter as to:
          (a) The shares of the Common Stock being registered,
          (b) Compliance of the Plan and Trust with requirements of ERISA which pertain thereto

13.0      Arthur Andersen LLP Report from 1994 Annual
          Report to Stockholders

22.0      List of Subsidiaries

23.1      Consent of Independent Public Accountants

23.2      Consent of Rossiter, Ritchie & Porter
          (contained in its opinion filed as Exhibit 5)

24.0      Power of Attorney